UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 17, 2008
MICHAEL BAKER CORPORATION

(Exact Name of Registrant as Specified in Its Charter)
Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-6627	25-0927646

(Commission File Number)	(IRS Employer Identification No.)

100 Airside Drive Moon Township, Pennsylvania	15108

(Address of Principal Executive Offices)	(Zip Code)
(412) 269-6300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 17, 2008 (the “Commencement Date”), Michael Baker Corporation (the “Company”) entered into an Employment Agreement (the “Agreement”) with Mr. Bradley L. Mallory, the Company’s President and Chief Executive Officer. Pursuant to the Agreement, Mr. Mallory will receive a salary of $430,000 per year (the “Base Salary”), subject to upward adjustment based upon an annual limited cost-of-living increase, and additional amounts determined by the Board from time to time. Mr. Mallory will also be eligible for incentive bonuses in amounts the Board determines to be appropriate, subject to achievement of performance criteria in excess of established targets.
     On the Commencement Date, the Company granted to Mr. Mallory stock appreciation rights (“SARs”) relating to 40,000 shares of the Company’s common stock. Contingent upon Mr. Mallory’s continued employment with the Company as President and Chief Executive Officer, the SARs will vest on established dates over a 36 month period and he will receive a payment on the 36th month anniversary of the Commencement Date equal to the increase in the fair market value of the Company’s common stock from the Commencement Date to the payment date, subject to a maximum payment limitation of $860,000.
     In the event that Mr. Mallory’s employment as the Company’s President and Chief Executive Officer is terminated prior to the 36th month anniversary of the Commencement Date, all of the SARs, whether vested or unvested, will be forfeited, except that Mr. Mallory will receive a limited payment if his employment is terminated by the Company without “Cause” between the 24th and 36th month anniversaries of the Commencement Date. Payments for SARs are expressly conditioned upon the Company’s accurate financial reporting and the Agreement provides for forfeiture and repayment obligations under certain circumstances.
     If Mr. Mallory is terminated by the Company without “Cause”, he will receive a severance payment equal to two times his Base Salary in the case of a termination occurring before the 24th month anniversary of the Commencement Date, or one times his Base Salary in the case of a termination occurring on or after the 24th month anniversary of the Commencement Date and on or before the 36th month anniversary of the Commencement Date. Mr. Mallory will not be entitled to any severance or similar payments based upon a termination of employment on or after the 36th month anniversary of the Commencement Date. Termination for “Cause” includes conduct contributing to, or any failure to correct deficiencies directly or indirectly resulting in, financial restatements or irregularities.
     A copy of the Agreement has been attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following exhibit is filed with this report on Form 8-K:

Exhibit No.	Description

10.1	Employment Agreement dated June 17, 2008 between Michael Baker Corporation and Bradley L. Mallory.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAEL BAKER CORPORATION

By:	/s/ H. James McKnight

H. James McKnight Senior Vice President, General Counsel and Secretary
Date: June 17, 2008

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	Employment Agreement dated June 17, 2008 between Michael Baker Corporation and Bradley L. Mallory.	Filed herewith.